As filed with the Securities and Exchange Commission on March 20, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIFFANY & CO.
(Exact name of registrant as specified in its charter)

5944	Delaware	13-3228013
(Primary Standard Industrial Classification Code Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

727 Fifth Avenue
New York, NY 10022
(212) 755-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leigh M. Harlan, Esq.
Senior Vice President, Secretary and General Counsel
Tiffany & Co.
727 Fifth Avenue
New York, NY 10022
(212) 755-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Andrew L. Fabens
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
3.800% Senior Notes due 2024	$250,000,000	100%	$250,000,000	$29,050
4.900% Senior Notes due 2044	$300,000,000	100%	$300,000,000	$34,860

(1)	Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 20, 2015

PRELIMINARY PROSPECTUS
$550,000,000
Exchange Offer:
New $250,000,000 3.800% Senior Notes due 2024 for $250,000,000 3.800% Senior Notes due 2024
New $300,000,000 4.900% Senior Notes due 2044 for $300,000,000 4.900% Senior Notes due 2044
The Exchange Offer will expire at 5:00 p.m., New York City time,
on                   , 2015, unless extended.

The Exchange Notes:
We are offering to exchange:

•
New $250,000,000 3.800% Senior Notes due 2024 (the “New 2024 Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for outstanding unregistered $250,000,000 3.800% Senior Notes due 2024 (the “Outstanding 2024 Notes”).

•
New $300,000,000 4.900% Senior Notes due 2044 (the “New 2044 Notes” and, together with the New 2024 Notes, the “New Notes”) that have been registered under the Securities Act for outstanding unregistered $300,000,000 4.900% Senior Notes due 2044 (the “Outstanding 2044 Notes” and, together with the Outstanding 2024 Notes, the “Outstanding Notes”).

•
The terms of the New Notes offered in the exchange offer are substantially identical to the terms of the Outstanding Notes, except that the New Notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the Outstanding Notes do not apply to the New Notes.

Material Terms of the Exchange Offer:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2015, unless extended.

•	Upon expiration of the exchange offer, all Outstanding Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the New Notes.

•	You may withdraw tendered Outstanding Notes at any time prior to the expiration of the exchange offer.

•	The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

•
Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Outstanding Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in any such resale. See “Plan of Distribution.”

•	There is no existing public market for the Outstanding Notes or the New Notes. We do not intend to list the New Notes on any securities exchange or quotation system.

Investing in the New Notes involves risks. See “Risk Factors” beginning on page 7.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated               , 2015

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where any such offer is unlawful, where the person making such offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.
This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of Outstanding Notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.
We have filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 with respect to the New Notes. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about us and the notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC’s website at www.sec.gov.
You may also obtain this information without charge by writing or telephoning us at the following address and telephone number:
Tiffany & Co.
ATTN: Corporate Secretary
727 Fifth Avenue
New York, NY 10022
212-755-8000
In order to ensure timely delivery, you must request the information no later than                     , 2015, which is five business days before the expiration of the exchange offer.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding Tiffany & Co. and other companies that file materials with the SEC electronically. Copies of our periodic and current reports and proxy statements, may be obtained, free of charge, on our website at http://investor.tiffany.com/sec.cfm. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the documents listed below. Information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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Our Annual Report on Form 10-K for the fiscal year ended January 31, 2015, filed with the SEC on March 20, 2015 (including the portions of our Definitive Proxy Statement on Schedule 14A incorporated by reference therein);

•	Our Current Report on Form 8-K filed with the SEC on March 4, 2015; and

•
Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

Tiffany & Co.
ATTN: Corporate Secretary
727 Fifth Avenue
New York, NY 10022
212-755-8000
WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL INFORMATION OR ANY INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PROVIDED IN CONNECTION WITH AN OFFERING. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY

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DATE OTHER THAN THE DATE HEREOF, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including documents incorporated herein by reference, contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act concerning our goals, plans and projections with respect to store openings and closings, product introductions, sales, retail prices, gross margin, expenses, operating margin, effective income tax rate, net earnings and net earnings per share, inventories, capital expenditures, cash flow and liquidity. In addition, management makes other forward-looking statements from time to time concerning objectives and expectations. One can identify these forward-looking statements by the fact that they use words such as “believes,” “intends,” “plans” and “expects” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on management’s current plan and involve inherent risks, uncertainties and assumptions that could cause actual outcomes to differ materially from current goals, plans and projections. We have included important factors in the cautionary statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 under “Item 1A. Risk Factors” that we believe could cause actual results to differ materially from any forward-looking statement. All forward-looking statements are further qualified by and should be read in conjunction with the risks and uncertainties described or referred to under the heading “Risk Factors” of this prospectus.
Although we believe that we have been prudent in our plans and the underlying assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We undertake no obligation to update any of the forward-looking information included in this prospectus or any document we incorporate by reference in this prospectus, whether as a result of new information, future events, changes in expectations or otherwise.

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SUMMARY
This summary highlights selected information from this prospectus or incorporated by reference herein and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the New Notes.
In this prospectus, except as otherwise indicated or unless the context otherwise requires, any references to the “Registrant,” the “Company,” “we,” “us,” and “our” refer to Tiffany & Co., and not to any of our subsidiaries. Tiffany & Co. is a Delaware corporation and the issuer of the securities offered hereby.
Our Company
Tiffany & Co. is a holding company that operates through its subsidiary companies. Tiffany & Co.’s principal subsidiary is Tiffany and Company (“Tiffany”). Charles Lewis Tiffany founded Tiffany’s business in 1837. He incorporated Tiffany in New York in 1868. Tiffany & Co. acquired Tiffany in 1984 and completed the initial public offering of its common stock in 1987. Tiffany & Co., through its subsidiaries, sells jewelry and other items that it manufactures or has made by others to its specifications.
Tiffany & Co. is a Delaware corporation. Its principal executive offices are located at 727 Fifth Avenue, New York, NY 10022. Its telephone number is (212) 755-8000.
Risk Factors
As is the case for any retailer, the Company’s success in achieving its objectives and expectations is dependent upon general economic conditions, competitive conditions and consumer attitudes. However, certain factors are specific to the Company and/or the markets in which it operates. These factors are set forth in detail under the heading “Risk Factors” in this prospectus and under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015. We encourage you to review these risk factors carefully. Furthermore, this prospectus contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

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The Exchange Offer
A brief description of the material terms of the exchange offer follows. We are offering to exchange the New Notes for the Outstanding Notes. The terms of the New Notes offered in the exchange offer are substantially identical to the terms of the Outstanding Notes, except that the New Notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the Outstanding Notes do not apply to the New Notes. For a more complete description, see “Description of New Notes.”

Issuer	Tiffany & Co., a Delaware corporation.
Background
On September 25, 2014, we completed a private placement of $250,000,000 of our 3.800% Senior Notes due 2024 and $300,000,000 of our 4.900% Senior Notes due 2044. In connection with this private placement, we entered into a registration rights agreement with the initial purchasers of the Outstanding Notes in which we agreed, among other things, to complete this exchange offer.

No Guarantees
The New Notes are not guaranteed by any of our subsidiaries. Prior to December 12, 2014, the Outstanding Notes were guaranteed by our subsidiaries that previously provided guarantees under our revolving credit facilities. On December 12, 2014, in accordance with the provisions of the indenture (defined under “Description of New Notes”), the guarantees automatically terminated when these subsidiaries ceased to guarantee any other material indebtedness of the Company, and these subsidiaries no longer have an obligation with respect to the Outstanding Notes or the New Notes.

New Notes offered	New $250,000,000 3.800% Senior Notes due 2024 New $300,000,000 4.900% Senior Notes due 2044
Outstanding Notes	$250,000,000 unregistered 3.800% Senior Notes due 2024 $300,000,000 unregistered 4.900% Senior Notes due 2044
The Exchange Offer
We are offering to issue registered New Notes in exchange for a like principal amount and like denomination of our unregistered Outstanding Notes of the same series. We are offering to issue these registered New Notes to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the Outstanding Notes when we sold the Outstanding Notes in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your Outstanding Notes for exchange by following the procedures described in the section entitled “The Exchange Offer” elsewhere in this prospectus.

Tenders; Expiration Date; Withdrawal
The exchange offer will expire at 5:00 p.m., New York City time, on           , 2015, which is 21 business days after the exchange offer is commenced, unless we extend the exchange offer. If you decide to exchange your Outstanding Notes for New Notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the New Notes. You may withdraw any Outstanding Notes that you tender for exchange at any time prior to the expiration of the exchange offer. If we decide for any reason not to accept any Outstanding Notes you have tendered for exchange, those Outstanding Notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer” for a more complete description of the tender and withdrawal provisions.

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Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, some of which we may waive. See “The Exchange Offer—Conditions to the Exchange Offer” for a description of the conditions. The exchange offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange.

U.S. Federal Income Tax Considerations
You will not realize gain or loss for U.S. federal income tax purposes as a result of your exchange of Outstanding Notes for New Notes to be issued in the exchange offer. For additional information, see “Material U.S. Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the New Notes.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Exchange Agent	The Bank of New York Mellon Trust Company, N.A.
Consequences of Failure to Exchange your Outstanding Notes
Outstanding Notes that are not tendered or that are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on those Outstanding Notes. In general, you may offer or sell your Outstanding Notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Except in limited circumstances with respect to specific types of holders of Outstanding Notes, we will have no further obligation to register the Outstanding Notes upon the completion of the exchange offer. If you do not participate in the exchange offer, the liquidity of your Outstanding Notes could be adversely affected. See “The Exchange Offer—Consequences of Failure to Exchange Outstanding Notes.”

Consequences of Exchanging your Outstanding Notes
Based on interpretations of the staff of the SEC, we believe that you may offer for resale, resell or otherwise transfer the New Notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:
•    acquire the New Notes issued in the exchange offer in the ordinary course of your business;
•    are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the New Notes issued to you in the exchange offer; and
•    are not an “affiliate” of ours as defined in Rule 405 of the Securities Act.
However, the SEC has not considered this exchange offer in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to this exchange offer as in such other circumstances.
If any of these conditions is not satisfied and you transfer any New Notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you

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against any liability you may incur.
Any broker-dealer that acquires New Notes in the exchange offer for its own account in exchange for Outstanding Notes which it acquired through market-making or other trading activities must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus when it resells or transfers any New Notes issued in the exchange offer. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

Interest on Outstanding Notes Exchanged in the Exchange Offer
On the record date for the first interest payment date for each series of New Notes offered hereby following the consummation of the exchange offer, holders of such New Notes will receive interest accruing from the issue date of the Outstanding Notes or, if interest has been paid, the most recent date to which interest has been paid.

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The New Notes
A brief description of the material terms of the New Notes follows. For a more complete description, see “Description of New Notes.”
Issuer	Tiffany & Co., a Delaware corporation.
New Notes Offered	New $250,000,000 3.800% senior notes due October 1, 2024. New $300,000,000 4.900% senior notes due October 1, 2044.
Maturity Dates	The New 2024 Notes will mature on October 1, 2024. The New 2044 Notes will mature on October 1, 2044.
Interest Rates	The New 2024 Notes will bear interest at a rate of 3.800% per annum. The New 2044 Notes will bear interest at a rate of 4.900% per annum.
Interest Payment Dates	Interest will be paid semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2015.
Ranking
The New Notes will be our general unsecured obligations and will be:
•    pari passu in right of payment with all of our existing and future unsecured senior indebtedness;
•    senior in right of payment to all of our future subordinated indebtedness; and
•    structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries.

Optional Redemption
We may redeem the New Notes at our option, in whole or in part, at any time or from time to time at a redemption price (as determined by us) equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, on those New Notes to the redemption date, plus the make-whole amount, if any, as defined under “Description of New Notes—Optional Redemption.”
Notwithstanding the immediately preceding paragraph, we may redeem the New 2024 Notes at our option, in whole or in part, at any time or from time to time on or after July 1, 2024 (three months prior to their maturity) at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, on those New Notes to the redemption date. We may redeem the New 2044 Notes at our option, in whole or in part, at any time or from time to time on or after April 1, 2044 (six months prior to their maturity) at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, on those New Notes to the redemption date.

Change of Control
In the event of a change of control triggering event as described herein, we will be required to offer to repurchase the New Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date. See “Description of New Notes—Change of Control” and “Risk Factors—We may not be able to repurchase the New Notes upon

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a change of control triggering event.”
Certain Covenants
The New Notes are subject to certain covenants that, among other things, limit our ability to incur certain liens or to consolidate, merge or transfer all or substantially all of our assets. See “Description of New Notes—Covenants,” “Description of New Notes—Limitations on Liens” and “Description of New Notes—Consolidation, Merger and Sale.”

Additional Notes
We may issue additional notes under the indenture from time to time. The New Notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

No Established Trading Market
The New Notes are a new issue of securities with no established trading market. The New Notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the New Notes will develop. If an active or liquid trading market for the New Notes does not develop, the market price and liquidity of the New Notes may be adversely affected.

Form and Denominations
The New Notes will be issued in minimum denominations of $2,000 and higher integral multiples of $1,000 in excess thereof. The New Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). Beneficial interests in the New Notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants of DTC.

Governing Law	The New Notes will be governed by and construed in accordance with the laws of the State of New York.

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RISK FACTORS
An investment in the New Notes involves certain risks, including the risks described below and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015. You should carefully consider these risks and the other information included and incorporated by reference in this prospectus before deciding to invest in the New Notes. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. In any such case, the trading price of the New Notes could decline, and you could lose all or part of your investment.
Risks Relating to the New Notes
You may be adversely affected if you fail to exchange Outstanding Notes.
We will issue New Notes to you only if your Outstanding Notes are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. See “The Exchange Offer—Exchange Offer Procedures.” Therefore, you should allow sufficient time to ensure timely delivery of the Outstanding Notes, and you should carefully follow the instructions on how to tender your Outstanding Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Outstanding Notes. If you are eligible to participate in the exchange offer and do not tender your Outstanding Notes or if we do not accept your Outstanding Notes because you did not tender your Outstanding Notes properly, then, after we consummate the exchange offer, you will continue to hold Outstanding Notes that are subject to the existing transfer restrictions and will no longer have any registration rights or be entitled to any additional interest with respect to the Outstanding Notes. Except in limited circumstances with respect to specific types of holders of Outstanding Notes, we will have no further obligation to register the Outstanding Notes upon the completion of the exchange offer. In addition:

•
If you tender your Outstanding Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes; and

•
If you are a broker-dealer that receives New Notes for your own account in exchange for Outstanding Notes that you acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you may be a statutory underwriter and that you will deliver a prospectus in connection with any resale of those New Notes.

After the exchange offer is consummated, if you continue to hold any Outstanding Notes, you may have difficulty selling them because there will be fewer Outstanding Notes outstanding.
There is no established trading market for the New Notes.
The New Notes are a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the New Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, an active trading market for the New Notes may not develop. If an active trading market does not develop or is not maintained, the market price and liquidity of the New Notes may be adversely affected. In that case, you may not be able to sell your New Notes at a particular time or at a favorable price.
The New Notes are structurally subordinated to the indebtedness of our subsidiaries.
The New Notes are exclusively our obligations and not those of our subsidiaries. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the New Notes, depend upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the New Notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us would be subject to regulatory or contractual restrictions. Payments to us by our subsidiaries also will be contingent upon those subsidiaries’ earnings and business considerations.
Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and, therefore, the right of the holders of the New Notes to participate in those assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including senior and subordinated debtholders and general trade creditors. In the event of any such distribution of assets of our subsidiaries, the claims of general or subordinated creditors would be entitled to priority over the claims of holders of the New Notes, except to the extent we are recognized as a creditor of such subsidiaries. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us. As of January 31, 2015, our subsidiaries had approximately $211,206,000 of outstanding indebtedness for borrowed money, all of which would rank effectively senior to the New Notes offered hereby.
We may not be able to repurchase the New Notes upon a change of control triggering event.
If a change of control triggering event occurs, unless we have exercised our right to redeem the New Notes, we will be required to make an offer to purchase the New Notes in cash at the repurchase price described in this prospectus. However, we may not be able to repurchase the New Notes upon a change of control triggering event because we may not have sufficient funds to do so. In addition, agreements governing our indebtedness may restrict us from purchasing the New Notes in the event of a change of control triggering event. Any failure to purchase properly tendered New Notes would constitute an event of default under the indenture; such an event of default, as well as the requirement to make an offer to purchase the New Notes as a result of the occurrence of the change of control triggering event itself, could, in turn, constitute a default under our revolving credit facilities and other outstanding debt securities and may constitute a default under agreements governing indebtedness incurred in the future. See “Description of New Notes—Change of Control.”
Our obligation to repurchase the New Notes upon a change of control triggering event may not protect holders of the New Notes in the case of certain corporate transactions involving us.
The term “change of control” (as used in the New Notes) is limited in scope and does not include every event that might cause the market price of the New Notes to decline. In addition, our obligation to offer to purchase the New Notes is conditioned upon two rating agencies ceasing to rate the New Notes investment grade during the period commencing 60 days prior to our first public announcement of any change of control (or pending change of control) and ending 60 days following consummation of such change of control (which period will be extended following consummation of a change of control for so long as any of the rating agencies has publicly announced that it is considering a possible ratings change). As a result, our obligation to repurchase the New Notes upon the occurrence of a change of control is limited and may not preserve the value of the New Notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. If events, including certain change of control transactions, occur that do not constitute a change of control triggering event, we will not be required to make an offer to purchase the New Notes, and you may have to continue to hold your New Notes despite the occurrence of such events. See “Description of New Notes—Change of Control.”
Changes in our credit rating may adversely affect your investment in the New Notes.
The credit ratings assigned to the New Notes reflect the rating agencies’ assessments of our ability to make payments on the New Notes when due. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could increase our corporate borrowing costs and affect the market value of your New Notes. Also, our credit ratings may not reflect the potential impact of risks related to structure, market or other factors related to the value of the New Notes.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation By Reference.”

	Fiscal Year Ended January 31,
	2015	2014	2013	2012	2011
Ratio of	6.4x	2.9x	6.3x	6.8x	6.4x
earnings to
fixed charges

Earnings available for fixed charges represent income before income taxes and fixed charges before preferred stock dividend requirements of consolidated subsidiaries. Fixed charges represent interest expense (before interest is capitalized), amortization of deferred financing costs and an appropriate interest factor on operating leases. Interest expense does not include interest related to uncertain tax positions and other non-third party indebtedness.

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive in exchange Outstanding Notes in like principal amount. We will cancel all Outstanding Notes received in exchange for New Notes in the exchange offer.

THE EXCHANGE OFFER
General
When we issued the Outstanding Notes on September 25, 2014, we entered into a registration rights agreement among us, as issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the initial purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we agreed to:

•	file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to the exchange offer, to exchange the New Notes for the Outstanding Notes;

•	use commercially reasonable efforts to cause the exchange offer to be completed on or prior to September 25, 2015; and

•
use commercially reasonable efforts to issue on or prior to 35 business days, or longer, if required by applicable securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, the New Notes in exchange for all Outstanding Notes tendered prior thereto in the exchange offer.

For each Outstanding Note validly tendered pursuant to the exchange offer and not withdrawn by the holder thereof, the holder of such Outstanding Note will receive in exchange a New Note having a principal amount equal to that of the tendered Outstanding Note. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Outstanding Notes in exchange therefor or, if no interest has been paid on the Outstanding Notes, from the date of the original issue of the Outstanding Notes.
Shelf Registration
If the exchange offer is not consummated, under certain circumstances and within specified time periods specified in the Registration Rights Agreement, the Company is required to:

•
use its commercially reasonable efforts to file a shelf registration statement (the “Shelf Registration Statement”) covering resales of the Outstanding Notes on or prior to 90 days after such filing obligation arises;

•	use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective on or prior to 180 days after such filing obligation arises; and

•
to keep the Shelf Registration Statement effective for at least two years following the effective date of the Registration Statement, or such shorter period as will terminate at such time as the Outstanding Notes cease to be restricted securities.

Additional Interest on Outstanding Notes
Subject to certain limitations, the Company will be required to pay the holders of the Outstanding Notes additional interest (as determined in accordance with the terms of the Registration Rights Agreement) on the Outstanding Notes if:

•	the exchange offer is not completed on or prior to September 25, 2015;

•	the Company fails to file any Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified for such filing;

•	any such Shelf Registration Statement is not declared effective by the SEC prior to the date specified for such effectiveness;

•	the Company fails to consummate the exchange offer within 35 business days after the date on which the Exchange Offer Registration Statement was declared effective by the SEC; or

•
the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Outstanding Notes during specified time periods.

This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is incorporated by reference as an exhibit to our Registration Statement on Form S-4, of which this prospectus forms a part.
Terms of the Exchange Offer
This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange Outstanding Notes that are properly tendered on or before the expiration date and are not withdrawn as permitted below. We have agreed to use commercially reasonable efforts to keep this registration statement effective for at least 20 business days from the date notice of the exchange offer is mailed. The expiration date for this exchange offer is 5:00 p.m., New York City time, on              , 2015, or such later date and time to which we, in our sole discretion, extend the exchange offer.
The form and terms of the New Notes being issued in the exchange offer are substantially identical to the form and terms of the Outstanding Notes, except that the New Notes being issued in the exchange offer:

•	will have been registered under the Securities Act;

•	will not bear the restrictive legends restricting their transfer under the Securities Act that are contained in the Outstanding Notes; and

•	will not contain the registration rights and additional interest provisions that apply to the Outstanding Notes.
We expressly reserve the right, in our sole discretion:

•	to extend the expiration date;

•	to delay accepting any Outstanding Notes;

•	to terminate the exchange offer and not accept any Outstanding Notes for exchange if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied; and

•	to amend the exchange offer in any manner.
We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During an extension, all Outstanding Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Outstanding Notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

Exchange Offer Procedures
When the holder of Outstanding Notes tenders and we accept Outstanding Notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of Outstanding Notes who wishes to tender Outstanding Notes for exchange must, on or prior to the expiration date:

•
transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., the exchange agent, at the address set forth below under the heading “The Exchange Agent;” or

•
if Outstanding Notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent’s message to the exchange agent at the address set forth below under the heading “The Exchange Agent.”

In addition, either:

•	the exchange agent must receive the certificates for the Outstanding Notes and the letter of transmittal;

•
the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the Outstanding Notes being tendered into the exchange agent’s account at DTC, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.
The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry transfer, referred to as a “book-entry confirmation,” which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.
The method of delivery of the Outstanding Notes, the letters of transmittal and all other required documents is at the election and risk of the holder. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or Outstanding Notes should be sent directly to us.
Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Outstanding Notes surrendered for exchange are tendered:

•	by a holder of Outstanding Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.
An “eligible institution” is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.
If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If Outstanding Notes are registered in the name of a person other than the signer of the letter of transmittal, the Outstanding Notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

We will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Outstanding Notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

•	reject any and all tenders of any Outstanding Note improperly tendered;

•	refuse to accept any Outstanding Note if, in our judgment or the judgment of our counsel, acceptance of the Outstanding Note may be deemed unlawful; and

•
waive any defects or irregularities or conditions of the exchange offer as to any particular Outstanding Note either before or after the expiration date, including the right to waive the ineligibility of any class of holder who seeks to tender Outstanding Notes in the exchange offer.

Our interpretation of the terms and conditions of the exchange offer as to any particular Outstanding Notes either before or after the expiration date, including the letter of transmittal and the instructions related thereto, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of Outstanding Notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of Outstanding Notes for exchange, nor will any such persons incur any liability for failure to give such notification.
If a person or persons other than the registered holder or holders of the Outstanding Notes tendered for exchange signs the letter of transmittal, the tendered Outstanding Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Outstanding Notes.
If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any Outstanding Notes or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person’s authority to so act unless we waive this requirement.
By tendering, each holder will represent to us that, among other things, the person acquiring New Notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the New Notes. If any holder or any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of ours, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the New Notes, such holder or any such other person:

•	may not rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
Acceptance of Outstanding Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer
Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all Outstanding Notes properly tendered and will issue New Notes registered under the Securities

Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered Outstanding Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See “—Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any Outstanding Notes for exchange.
For each Outstanding Note accepted for exchange, the holder will receive a New Note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered Outstanding Note. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the issue date of the Outstanding Notes or, if interest has been paid, the most recent date to which interest has been paid. Outstanding Notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the Registration Rights Agreement, we may be required to make additional payments in the form of additional interest to the holders of the Outstanding Notes under circumstances relating to the timing of the exchange offer, as discussed under “—Additional Interest on Outstanding Notes” above.
In all cases, we will issue New Notes in the exchange offer for Outstanding Notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for such Outstanding Notes or a timely book-entry confirmation of such Outstanding Notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.
If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered Outstanding Notes, or if a holder submits Outstanding Notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged Outstanding Notes without cost to the tendering holder. In the case of Outstanding Notes tendered by book-entry transfer into the exchange agent’s account at DTC, such non-exchanged Outstanding Notes will be credited to an account maintained with DTC. We will return the Outstanding Notes or have them credited to DTC as promptly as practicable after the expiration or termination of the exchange offer.
Book-Entry Transfers
The exchange agent will make a request to establish an account at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s system must make book-entry delivery of Outstanding Notes denominated in dollars by causing DTC to transfer the Outstanding Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered Outstanding Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Notwithstanding the foregoing, the letter of transmittal or facsimile thereof or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address set forth below under “The Exchange Agent” on or prior to the expiration date; or

•	comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures
If a holder of Outstanding Notes desires to tender such notes and the holder’s Outstanding Notes are not immediately available, or time will not permit such holder’s Outstanding Notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the holder tenders the Outstanding Notes through an eligible institution;

•
prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the Outstanding Notes being tendered and the amount of the Outstanding Notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three business days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•
the exchange agent receives the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal, within three business trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights
You may withdraw tenders of your Outstanding Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth below under “The Exchange Agent.” Any such notice of withdrawal must:

•	specify the name of the person having tendered the Outstanding Notes to be withdrawn;

•	identify the Outstanding Notes to be withdrawn, including the principal amount of such Outstanding Notes; and

•	where certificates for Outstanding Notes are transmitted, specify the name in which Outstanding Notes are registered, if different from that of the withdrawing holder.
If certificates for Outstanding Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices and our determination will be final and binding on all parties. Any tendered Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those Outstanding Notes without cost to the holder. In the case of Outstanding Notes tendered by book-entry transfer into the exchange agent’s account at DTC, the Outstanding Notes withdrawn will be credited to an account maintained with DTC for the Outstanding Notes. The Outstanding Notes will be returned or credited to this account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Outstanding Notes may be re-tendered by following one of the procedures described under “Exchange Offer Procedures” at any time on or prior to 5:00 p.m., New York City time, on the expiration date.
Conditions to the Exchange Offer
We are not required to accept for exchange, or to issue New Notes in the exchange offer for, any Outstanding Notes. We may terminate or amend the exchange offer at any time before the acceptance of Outstanding Notes for exchange if:

•	the exchange offer would violate any applicable federal law, statute, rule or regulation or any applicable interpretation of the staff of the SEC;

•
any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the exchange offer or that we believe might be expected to prohibit or materially impair our ability to proceed with the exchange offer;

•
any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus forms a part or (2) the qualification of the indenture governing the New Notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•
any law, rule or regulation is enacted, adopted, proposed or interpreted that we believe might be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradable New Notes in the exchange offer. See “—Consequences of Failure to Exchange Outstanding Notes;”

•
any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations or results of operations taken as a whole, that is or may be adverse to us;

•
any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer; or

•	we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the Outstanding Notes or the New Notes to be issued in the exchange offer.
The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least five business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.
The Exchange Agent
The Bank of New York Mellon Trust Company, N.A., has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:
To: The Bank of New York Mellon Trust Company, N.A. (as “Exchange Agent”)

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
The Bank of New York Mellon Trust Company, N.A.	The Bank of New York Mellon Trust Company, N.A.	The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon Corporate Trust Reorganization Unit	c/o The Bank of New York Mellon Corporate Trust Reorganization Unit	c/o The Bank of New York Mellon Corporate Trust Reorganization Unit

111 Sanders Creek Parkway	111 Sanders Creek Parkway	111 Sanders Creek Parkway
East Syracuse, NY 13057	East Syracuse, NY 13057	East Syracuse, NY 13057
Attn: Dacia Brown-Jones	Attn: Dacia Brown-Jones	Attn: Dacia Brown-Jones
By Facsimile Transmission (for Eligible Institutions Only):
732-667-9408
Confirm by Telephone:
315-414-3349
DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.
Fees and Expenses
We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred by us in connection with the exchange offer, including:

•	the SEC registration fee;

•	fees and expenses of the exchange agent and the trustee;

•	accounting and legal fees;

•	printing fees; and

•	other related fees and expenses.
Transfer Taxes
Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, the New Notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the Outstanding Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Outstanding Notes in connection with the exchange offer, then the holder must pay any of these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.
Consequences of Failure to Exchange Outstanding Notes
Holders who desire to tender their Outstanding Notes in exchange for New Notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of Outstanding Notes for exchange.
Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the applicable indenture regarding the transfer and exchange of the Outstanding Notes and the existing restrictions on transfer set forth in the legend on the Outstanding Notes and in the offering circular dated September 25, 2014, relating to the Outstanding Notes. Except in limited circumstances with respect to specific types of holders of Outstanding Notes, we will have no further obligation to provide for the registration under the Securities Act of such Outstanding Notes. In general, Outstanding Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the Outstanding Notes under the Securities Act or under any state securities laws following the expiration date of the exchange offer.
Upon completion of the exchange offer, holders of the Outstanding Notes will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances.
Holders of the New Notes and any Outstanding Notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the applicable indenture.
Consequences of Exchanging Outstanding Notes
Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the New Notes may be offered for resale, resold or otherwise transferred by holders of those New Notes, other than by any holder that is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act. The New Notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the New Notes issued in the exchange offer are acquired in the ordinary course of the holder’s business; and

•
the holder, other than a broker-dealer, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes issued in the exchange offer.

However, the SEC has not considered this exchange offer in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to this exchange offer as in such other circumstances.
Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

•	it is not an affiliate of ours;

•
it is not engaged in, and does not intend to engage in, a distribution of the New Notes issued in the exchange offer and has no arrangement or understanding to participate in a distribution of New Notes issued in the exchange offer;

•	it is acquiring the New Notes issued in the exchange offer in the ordinary course of its business; and

•	it is not acting on behalf of a person who could not make the three preceding representations.
Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes must acknowledge that:

•	such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

•
it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of New Notes issued in the exchange offer.

Furthermore, any broker-dealer that acquired any of its Outstanding Notes directly from us:

•
may not rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters; and

•	must also be named as a selling holder of the New Notes in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.
In addition, to comply with state securities laws of certain jurisdictions, the New Notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the New Notes. We have agreed in the Registration Rights Agreement that, prior to any public offering of Outstanding Notes, we will cooperate with the selling holders of Outstanding Notes and their counsel in connection with the registration and qualification of such Outstanding Notes entitled to registration rights, under the securities or Blue Sky laws of such jurisdictions as the selling Outstanding Notes holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Outstanding Notes covered by the applicable Registration Statement, provided, however, that we are not required to register or qualify as a foreign corporation where we are not so qualified or to take any action that would subject us to the service of process in suits or to taxation, in any jurisdiction where we are not so subject.

DESCRIPTION OF NEW NOTES
The New Notes will be issued under an indenture, dated September 25, 2014, between us and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “base indenture”), as supplemented by a first supplemental indenture relating to the New 2024 Notes, dated September 25, 2014, among us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “first supplemental indenture”) and as supplemented by a second supplemental indenture relating to the New 2044 Notes, dated September 25, 2014, among us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “second supplemental indenture” and, together with the base indenture and the first supplemental indenture, the “indenture”). We urge you to read the form of New Notes, base indenture, first supplemental indenture and second supplemental indenture because they, and not the summaries below, define your rights with respect to the New Notes. You may obtain a copy of the indenture, first supplemental indenture, second supplemental indenture and form of New Notes as described under “Where You Can Find More Information.”
Capitalized terms used but not defined in this section shall have the respective meanings set forth in the indenture. The term “Notes” refers collectively to the Outstanding Notes and the New Notes.
General
The New Notes offered hereby constitute two separate series of senior debt securities to be issued under the indenture. Except as described below, the terms of each series of the New Notes will include those terms stated in the indenture, and those terms made part of the indenture by reference to the Trust Indenture Act. The New Notes are subject to all such terms, and you should refer to the indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the indenture is not complete and is qualified in its entirety by reference to the indenture, including the definitions therein of terms used below.
The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. We are permitted under the terms of the indenture to, and may in the future, issue other debt securities under the indenture constituting one or more series. The New Notes will be direct, unsecured obligations and will rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our future subordinated indebtedness.
We will issue the New Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Each of the New Notes will be represented by one or more permanent global notes in fully registered, book-entry form, registered in the name of a nominee of DTC. Holders of the New Notes will hold a beneficial interest in one or more of the notes through DTC, and DTC and its direct and indirect participants will record the beneficial interest of such holders in their books. Except under limited circumstances, we will not issue certificated notes. The paying agent, registrar and transfer agent for the New Notes will be the corporate trust department of the trustee. Payment of principal will be made at maturity, together with any accrued interest thereon, in immediately payable funds against surrender to the trustee.
No Guarantees
The New Notes are not guaranteed by any of our subsidiaries. Prior to December 12, 2014, the Outstanding Notes were guaranteed by our subsidiaries that previously provided guarantees under our revolving credit facilities. On December 12, 2014, in accordance with the provisions of the indenture, the guarantees automatically terminated when these subsidiaries ceased to guarantee any other material indebtedness of the Company, and these subsidiaries no longer have an obligation with respect to the Outstanding Notes or the New Notes.
Principal, Maturity and Interest
The New 2024 Notes will be issued in an aggregate principal amount of up to $250,000,000, in exchange for a like principal amount of Outstanding 2024 Notes. The New 2044 Notes will be issued in an aggregate principal amount of up to $300,000,000, in exchange for a like principal amount of Outstanding 2044 Notes. The New Notes constitute two separate series under the indenture. We may from time to time, without giving notice to or seeking the consent of the holders of the New Notes, issue, in accordance with the provisions of the indenture, additional notes having the same ranking and the same interest rate, maturity and other terms as the New Notes offered hereby. Additional notes issued in this manner will form a single series with the relevant series of New Notes offered hereby, provided that such additional notes shall be fungible with the New Notes offered by this prospectus for U.S. federal income tax purposes.
The New 2024 Notes will mature on October 1, 2024. The New 2044 Notes will mature on October 1, 2044. Interest on the New 2024 Notes will accrue at the rate of 3.800% per annum, accruing from the last interest payment date on which interest was paid on the Outstanding 2024 Notes or, if no interest has been paid on the Outstanding 2024 Notes, from the date of the original issue of the Outstanding 2024 Notes. Interest on the New 2044 Notes will accrue at the rate of 4.900% per annum, accruing from the last interest payment date on which interest was paid on the Outstanding 2044 Notes or, if no interest has been paid on the Outstanding 2044 Notes, from the date of the original issue of the Outstanding 2044 Notes. Interest on the New 2024 Notes will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2015 and ending on October 1, 2024, to holders of record on the close of business on March 15 or September 15, as the case may be, next preceding the relevant interest payment date. Interest on the New 2044 Notes will be payable semiannually in arrears on April 1 and October 1 of each year, commencing on April 1, 2015 and ending on October 1, 2044, to holders of record on the close of business on March 15 or September 15, as the case may be, next preceding the relevant interest payment date.
If any interest payment date or the maturity date of a series of New Notes would otherwise be a day which is not a business day, the related payment of principal of or interest on such series of New Notes shall become due and payable on the next succeeding business day with the same force and effect as if made on the date such payment were due, and no interest shall accrue on the amount payable for the period from and after such interest payment date or maturity date, as the case may be. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such regular record date and shall be paid to the person in whose name the note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by us, notice of which shall be given to the holders of the New Notes not less than 10 calendar days prior to such special record date. The term “business day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions in New York, New York are generally authorized or obligated by law to close.
Interest on each series of New Notes will be computed on the basis of a 360-day year comprising twelve 30-day months. Principal, premium, if any, and/or interest on the global notes representing the New Notes will be paid to DTC.
The New Notes will not have the benefit of a sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the New Notes.
Optional Redemption
We may redeem either or both series of New Notes at our option, in whole or in any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof), at any time or from time to time at a redemption price equal to the sum of 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, on those New Notes to the redemption date, plus the make-whole amount, if any, as defined below. We will calculate the redemption price.
Notwithstanding the immediately preceding paragraph, we may redeem the New 2024 Notes at our option, in whole or in any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof), at any time or from time to time on or after July 1, 2024 (three months prior to their maturity) (such date, the “2024 par call date”) at a redemption price equal to the sum of 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, on those New Notes to the redemption date. We may redeem the New 2044 Notes at our option, in whole or in any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof), at any time or from time to time on or after April 1, 2044 (six months prior to their maturity) (such date, the “2044 par call date;” each of the 2024 par call date and the 2044 par call date, a “par call date”) at a redemption price equal to the sum of 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, on those New Notes to the redemption date.

In case of any redemption, if the redemption date falls after a record date and on or before the corresponding interest payment date, interest otherwise due on the interest payment date will be paid to holders of New Notes on the record date and the redemption price will not include such accrued and unpaid interest.
If we have given notice as provided in the indenture and made funds available for the redemption of any New Notes called for redemption on the redemption date referred to in that notice, those New Notes will cease to bear interest on that redemption date. We will give written notice of any redemption of any New Notes to holders of the New Notes to be redeemed at their addresses, as shown in the security register for the New Notes, at least 30 days and not more than 60 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the aggregate principal amount of the New Notes to be redeemed.
If we choose to redeem less than all of a series of New Notes, we will notify The Bank of New York Mellon, Trust Company, N.A., the trustee under the indenture, at least 60 days before giving notice of redemption, or such shorter period as is satisfactory to the trustee, of the aggregate principal amount of the New Notes to be redeemed and the applicable redemption date. The New Notes of such series or portions thereof to be redeemed among the holders of the New Notes of such series shall be selected by lot as required by law or applicable depositary requirements. See also “—Book-Entry Delivery and Form.”
As used in this prospectus:
“make-whole amount” means, in connection with any optional redemption, the excess, if any, of (a) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest, exclusive of interest accrued to the redemption date, that would have been payable in respect of each such dollar of principal if such redemption had been made on the applicable par call date, determined by discounting, on a semi-annual basis (assuming a 360-day year of twelve 30-day months), such principal and interest at the reinvestment rate, determined by us on the third business day preceding the date notice of such redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption had been made on the applicable par call date, to the redemption date, over (b) the aggregate principal amount of the New Notes being redeemed.
“reinvestment rate” means, with respect to the New 2024 Notes, 0.200%, and with respect to the New 2044 Notes, 0.250%, in each case plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release prior to the date of determination of the make-whole amount under the caption “Treasury Constant Maturities” for the maturity, rounded to the nearest month, corresponding to the remaining life to the applicable par call date of the series of New Notes being redeemed, as of the redemption date of the principal amount of the New Notes being redeemed. If no maturity exactly corresponds to such par call date, yields for the two published maturities most closely corresponding to such par call date shall be calculated by us pursuant to the immediately preceding sentence and the reinvestment rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined by us in the manner that most closely approximates the above manner, as reasonably determined by us.
“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any required determination under the indenture, then such other reasonably comparable index which shall be designated by us.
Ranking
Payment of the principal and interest on each series of New Notes will rank equally with all of our other unsecured and unsubordinated indebtedness. The indenture does not limit the amount of additional senior indebtedness that we or any of our subsidiaries may incur. The New Notes will be our exclusive obligations and not those of our subsidiaries. Since we are a holding company and substantially all of our operations are conducted through subsidiaries, our cash flow and consequently our ability to service debt, including the New Notes, depends upon the earnings of our subsidiaries and the distribution of those earnings to us or upon other payments of funds by those subsidiaries to us. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the New Notes or to provide us with funds for payments on the New Notes whether by dividends, distributions, loans or other payments. In addition, the payment of dividends and distributions and the making of loans and advances to us by our subsidiaries may be subject to regulatory, statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries, and are subject to various business considerations.
Any right we have to receive assets of any of our subsidiaries upon their liquidation or reorganization and the resulting right of the holders of New Notes to participate in those assets effectively will be subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would be subordinated to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to the debt held by us.
We may, without the consent of the holders of the New Notes, create and issue additional debt securities under the indenture, ranking equally with the New Notes. We may also, without the consent of existing holders, increase the principal amount of a series of New Notes by issuing more such notes in the future, on the same terms and conditions (other than the issue date and possibly the price to the public) and with the same CUSIP number (if appropriate), in each case, as the applicable series of New Notes being offered by this prospectus. We do not plan to inform existing holders of New Notes of any future issuance and sale of additional notes in the future.
Covenants
The indenture does not significantly limit our operations. In particular, the indenture does not:

•	limit the amount of debt securities that we can issue from time to time;

•	limit the number of series of debt securities that we can issue from time to time; or

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue.
Under the indenture, we have agreed that except as permitted as described under “—Consolidation, Merger and Sale,” we will preserve and keep in full force and effect our corporate existence and rights. However, we are not required to preserve any such right if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that of our subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the holders of the New Notes.
Change of Control
Upon the occurrence of a change of control triggering event, unless we have exercised our right to redeem a series of New Notes as described above under “—Optional Redemption,” each holder of New Notes of such series will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s New Notes pursuant to the offer described below (the “change of control offer”). In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of New Notes repurchased plus accrued and unpaid interest, if any, on the New Notes repurchased, to the date of repurchase subject to the rights of holders of New Notes on the relevant interest record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the change of control triggering event occurs, or at our option, prior to the date of consummation of any change of control, but after the public announcement of such pending change of control, we are required to deliver a notice to each holder of the New Notes, with a copy to the trustee, which notice will govern the terms of the change of control offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “change of control payment date”). The notice, if sent prior to the date of consummation of the change of control, will state that the change of control offer is conditioned on the change of control being consummated on or prior to the change of control payment date.
Any exercise by a holder of its election to accept the change of control offer shall be irrevocable. The change of control offer may be accepted for less than the entire principal amount of a note, but in that event the principal amount of such note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make a change of control offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all New Notes properly tendered and not withdrawn under its offer.
For purposes of the change of control offer provisions of the New Notes, the following terms are applicable:
“change of control” means the occurrence of any of the following: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)), other than the Company or one of its subsidiaries; (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting stock of the Company, measured by voting power rather than number of shares; (iii) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding voting stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction; (iv) the first day on which the majority of the members of the board of directors of the Company cease to be continuing directors; or (v) the adoption of a plan relating to the liquidation or dissolution of the Company.
“change of control triggering event” means the occurrence of both a change of control and a rating event.
“continuing director” means, as of any date of determination, any member of the board of directors of the Company who (i) was a member of such board of directors on the date of the indenture or (ii) was nominated for election, elected or appointed to such board of directors pursuant to a proposal by a majority of the continuing directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
“Fitch” means Fitch Ratings, Inc. and its successors.
“investment grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- (or the equivalent) by Fitch.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s corporation, and its successors.
“person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“rating agencies” means each of Moody’s, S&P and Fitch; provided, that if Moody’s, S&P or Fitch ceases to provide rating services to issuers or investors, we may appoint a replacement for such rating agency.
“rating event” means the New Notes cease to be rated investment grade by two of the three rating agencies on any date during the period (the “trigger period”) commencing 60 days prior to the first public announcement by the Company of any change of control (or pending change of control) and ending 60 days following consummation of such change of control (which trigger period will be extended following consummation of a change of control for so long as any of the rating agencies has publicly announced that it is considering a possible ratings change). Unless two of the three rating agencies are providing a rating for the New Notes at the commencement of any trigger period, the New Notes will be deemed to have ceased to be rated investment grade by each of the rating agencies during that trigger period. Notwithstanding the foregoing, no change of control triggering event will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated. In no event shall the trustee be charged with monitoring ratings nor shall it be charged with knowledge of a rating event.
“S&P” means Standard & Poor’s Rating Services, a division of McGraw-Hill Financial, Inc., and its successors.
“voting stock” means, with respect to any specified “person” as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The change of control feature of the New Notes may in certain circumstances make it more difficult to consummate or may discourage a sale or takeover of us and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the New Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the New Notes.
Limitations on Liens
We will not, and will not permit any of our subsidiaries to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, secured by a mortgage on any restricted property, or on any shares of stock, ownership interests in, or indebtedness of a restricted subsidiary, without effectively providing concurrently with the incurrence, issuance, assumption or guarantee of such secured indebtedness that the New Notes (together with, if we shall so determine, any of our other indebtedness or the indebtedness of any such restricted subsidiary then existing or thereafter created ranking on a parity with the New Notes) shall be secured equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness shall be so secured; provided, however, that these provisions shall not apply to:

(a)	mortgages existing on the date of the indenture;

(b)
mortgages on property or assets of, or on any shares of stock, ownership interests in or indebtedness of, any person existing at the time such person becomes our subsidiary or is merged or consolidated with us or any of our subsidiaries (including a restricted subsidiary); provided that such mortgage does not secure indebtedness incurred in contemplation of such acquisition, merger or consolidation and is only secured by mortgages on the assets, shares of stock, ownership interests in or indebtedness of such person (and subsidiaries of such person) and/or to property other than restricted property or shares of stock, ownership interests in or indebtedness of a restricted subsidiary;

(c)
mortgages on property or assets existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or cost of construction, development, expansion or improvement thereof or to secure any indebtedness incurred prior to, at the time of, or within 12 months after, the acquisition or completion of construction, development, expansion or improvement of such property or assets or its commencement of commercial operations for the purpose of financing all or any part of the purchase price or cost of construction, development, expansion or improvement thereof; provided that such mortgage only extends to the property or assets so acquired, constructed, improved or purchased;

(d)	mortgages in favor of us or any of our subsidiaries;

(e)
the mortgage of any of our property or assets or any property or assets of any of our restricted subsidiaries in favor of the United States of America or any other sovereign entity, or any state, province or other political subdivision thereof, or any entity, department, agency, instrumentality or comparable authority thereof, to secure partial, progress, advance or other payments pursuant to the provisions of any contract, statute, law, rule or regulation;

(f)
the mortgage of any property or assets to secure indebtedness of the pollution control, industrial revenue or other revenue bond type the interest on which is exempt from federal taxation pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”);

(g)
mortgages incurred or deposits made (including mortgages and deposits securing letters of credit or similar financial assurance) to secure the performance of or in connection with bids, tenders, statutory obligations, surety, performance, completion, appeal or similar bonds, leases and other obligations similar to any of the foregoing, in each case in the ordinary course of business;

(h)
mortgages arising by operation of law, including but not limited to mortgages for taxes, assessments or similar charges that are not yet due or the validity of which is being contested in good faith by appropriate proceedings;

(i)	mortgages created in connection with the acquisition of property or assets, or a project financed with, non-recourse debt;

(j)
mortgages incurred in the ordinary course of business in favor of persons supplying us or any restricted subsidiary with precious metals, precious gems, jewelry or other inventory on a consignment or leased basis, covering the property so supplied;

(k)
any extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings or replacements), as a whole or in part, of any mortgage referred to in the foregoing clauses, inclusive; provided, that such extension, renewal, refinancing or replacement mortgage shall not extend beyond the property or assets that secured the mortgage extended, renewed, refinanced or replaced, plus improvements on such property or assets and is not greater in principal amount than the obligations secured by the mortgage extended, renewed, refinanced or replaced plus the amount of fees and expenses incurred in connection therewith; and

(l)
other mortgages, in addition to those permitted in clauses (a) through (k) above, securing indebtedness in an aggregate principal amount (including all indebtedness incurred pursuant to clause (k) above to extend, renew, refinance or replace any indebtedness incurred pursuant to this clause (l)), measured as of the date of the incurrence of any such indebtedness (giving pro forma effect to the application of the proceeds therefrom), not to exceed 15% of the consolidated net tangible assets of the Company measured as of the date of the incurrence of such indebtedness (giving pro forma effect to the application of the proceeds therefrom).

For the purposes of clauses (k) and (l) above, with respect to any revolving credit facility secured by a mortgage, the full amount of indebtedness that may be borrowed thereunder will be deemed to be incurred at the time any revolving credit commitment thereunder is first extended or increased and will not be deemed to be incurred when such revolving credit facility is drawn upon.
The foregoing covenant and certain other provisions of the indenture use the following defined terms.
“capital stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into capital stock, whether or not such debt securities include any right of participation with capital stock.
“consolidated net tangible assets” means, with respect to any specified person as of any date, the total assets of such person and its subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such person and its subsidiaries is available as of that date, minus (a) all current liabilities of such person and its subsidiaries reflected on such balance sheet and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets of such person and its subsidiaries reflected on such balance sheet, as determined on a consolidated basis in accordance with GAAP.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
“mortgage” means and includes any mortgage or deed of trust, pledge, lien, encumbrance, hypothecation, assignment, security interest, conditional sale or other title retention agreement or other similar security arrangement of any kind or nature whatsoever, on or with respect to any property.
“non-recourse debt” means indebtedness as to which (a) neither we nor any of our subsidiaries (x) provides credit support of any kind or (y) is directly or indirectly liable as a guarantor or otherwise and (b) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its subsidiaries.
“restricted property” means any real property, manufacturing plant, warehouse, office building or other physical facility or other like depreciable assets of the Company or any of its subsidiaries, whether owned on or acquired after the issue date of the Outstanding Notes, unless, in the good faith opinion of our board of directors, such plant or facility or other asset is not of material importance to the total business conducted by the Company and its subsidiaries, taken as a whole.
“restricted subsidiary” means any of our subsidiaries which owns a restricted property.
“subsidiary” means, with respect to any specified person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person (or a combination thereof); and (b) any partnership or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such person or any subsidiary of such person is a controlling general partner or otherwise controls such entity.
Consolidation, Merger and Sale
We will covenant not to consolidate with or merge into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries’, taken as a whole, assets to any person unless either we are the surviving corporation or the resulting, surviving or transferee entity is a corporation organized under the laws of the United States or, if such person is not a corporation, a co-obligor of the New Notes is a corporation organized under any such laws, and any successor or purchaser expressly assumes our obligations under the New Notes by an indenture supplemental to the indenture, and immediately after which, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing. An officers’ certificate and an opinion of counsel will be delivered to the trustee, which will serve as conclusive evidence of compliance with these provisions.
The successor shall be substituted for us as if it had been an original party to the indenture and the New Notes. Thereafter, the successor may exercise our rights and powers under the indenture and the New Notes and, except in the case of a lease, we will be released from all of our obligations and covenants under those documents.
Events of Default
The following are “events of default” under the indenture with respect to each series of New Notes:

(a)	failure to pay any interest on such series of New Notes within 30 days after such interest becomes due and payable;

(b)
failure to pay principal of (or premium, if any, on) such series of New Notes at maturity, or if applicable, the redemption price, when the same becomes due and payable by the terms of such series of New Notes;

(c)
failure to comply with (or obtain a waiver with respect to) any of the covenants or agreements contained in such series of New Notes or the indenture (other than a covenant or agreement that has been expressly included in the indenture solely for the benefit of one or more series of such New Notes) for 90 days after there has been given, by registered or certified mail, to us by the trustee or to us by the holders of at least 25% in principal amount of all outstanding Notes of such series affected by that failure a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture; and

(d)	certain events involving our bankruptcy, insolvency or reorganization.
A default under another series of debt securities issued in the future under the indenture will not necessarily be a default under either series of New Notes offered hereby. The trustee may withhold notice to the holders of either series of New Notes of any default or event of default (except with respect to a failure by us to make any payment on such series of New Notes as described above) if the trustee considers it in the interest of the holders of such series of New Notes to do so.
If an event of default for a series of New Notes occurs and is continuing, other than an event of default specified in clause (d) above, the trustee or the holders of at least 25% in principal amount of such series of Notes then outstanding may require us to pay immediately the principal amount (and premium, if any) plus accrued and unpaid interest on all such Notes of such series. If an event of default specified in clause (d) above occurs with respect to us, the principal amount (and premium, if any) plus accrued and unpaid interest on such series of Notes then outstanding will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of such series of Notes then outstanding may in some cases waive or rescind this accelerated payment requirement.
A holder of the New Notes may pursue any remedy under the applicable indenture only if:

(a)	the holder gives the trustee written notice of a continuing event of default;

(b)	the holders of at least 25% in principal amount of such series of Notes then outstanding make a written request to the trustee to pursue the remedy;

(c)	the holder furnishes to the trustee indemnity reasonably satisfactory to the trustee;

(d)	the trustee fails to act for a period of 60 days after receipt of notice and furnishing of indemnity; and

(e)	during that 60-day period, the holders of a majority in principal amount of the Notes of a series then outstanding do not give the trustee a direction inconsistent with the request.
This provision does not, however, affect the right of any holder to receive payment of the principal (and premium, if any) or interest on the holders' New Notes, or to sue for enforcement of any overdue payment with respect to such New Notes. In most cases, holders of a majority in principal amount of the Notes of a series then outstanding may direct the time, method and place of:

(a)	conducting any proceeding for any remedy available to the trustee with respect to such Notes; and

(b)	exercising any trust or power conferred on the trustee not relating to or arising under an event of default with respect to such series of Notes.
The indenture requires us to file with the trustee each year a written statement as to our compliance with the covenants contained in the indenture, and we are required upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying such default or event of default.
Modification and Waiver
Except as provided in the next two succeeding paragraphs, the indenture or a series of Notes outstanding thereunder may be amended or supplemented, and waivers may be obtained with respect thereto, with the consent of the holders of at least a majority in aggregate principal amount of such series of Notes at the time outstanding, voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer). Any existing default or event of default (other than a default or event of default in the payment of the principal of (premium on, if any) or interest on, a series of Notes issued under the indenture, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provisions of the indenture or the Notes of such series outstanding thereunder may also be waived with the consent of the holders of at least a majority in aggregate principal amount of such series of Notes at the time outstanding, voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer).
Notwithstanding the foregoing, without the consent of each holder of outstanding Notes of a series affected thereby, an amendment, supplement or waiver of the New Notes may not:

(a)	reduce the percentage in outstanding principal amount of a series of New Notes, the consent of whose holders is required for any such amendment, supplement or waiver;

(b)	reduce the rate of, or change the time for payment of, interest on a series of New Notes;

(c)	reduce the principal, or change the stated maturity of a series of New Notes;

(d)
reduce any premium payable on the redemption of a series of New Notes, change the time at which a series of New Notes may or must be redeemed or alter or waive any of the provisions with respect to the redemption of such series of New Notes;

(e)	make payments on any series of New Notes payable in currency other than as originally stated in such series of New Notes;

(f)	impair the holder’s right to institute suit for the enforcement of any payment on a series of New Notes; or

(g)	waive a continuing default or event of default regarding any payment on a series of New Notes.

Notwithstanding the foregoing, without the consent of any holder of Notes of a series issued under the indenture, we and the trustee may amend or supplement the indenture or a series of Notes issued thereunder in certain circumstances, including:

(a)	to cure any ambiguity, omission, defect or inconsistency therein;

(b)
to provide for the assumption of our obligations under the indenture by a successor or transferee upon any merger, consolidation or asset transfer to comply with the provisions under the caption “—Consolidation, Merger or Sale;”

(c)	to provide for uncertificated New Notes in addition to or in place of certificated New Notes;

(d)	to provide any security for, or guarantees of, a series of Notes or for the addition of an additional obligor on a series of Notes;

(e)	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act, if applicable;

(f)	to add covenants that would benefit the holders of any outstanding Notes of a series or to surrender any of our rights under the indenture;

(g)	to add additional events of default with respect to any outstanding series of Notes;

(h)	to provide for the issuance of, and establish forms and terms and conditions of, a new series of notes in accordance with the terms of the indenture;

(i)
to issue additional notes of a series; provided that such additional notes have the same terms as, and be deemed part of the same series as, the applicable series of New Notes to the extent required under the indenture;

(j)	to make any change that does not adversely affect the rights of any holder of outstanding Notes of a series in any material respect;

(k)
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes of a series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;

(l)
to conform the indenture or a series of New Notes to any provision of this “Description of New Notes” to the extent that such provision in this section is intended to be a verbatim recitation of a provision of the indenture or such series of New Notes, as applicable; or

(m)	to make any amendment to the provisions of the indenture relating to the transfer and legending of a series of Notes.
A supplemental indenture that changes or eliminates any covenant, event of default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of Notes, if any, or which modifies the rights of the holders of such Notes with respect to such covenant, event of default or other provision, shall be deemed not to affect the rights under the indenture of the holders of Notes of any other series that does not have the benefit of such covenant, event of default or other provision.
It will not be necessary for the consent of the holders of either series of New Notes to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of such supplement, amendment or waiver.

Defeasance
The term “defeasance” means the discharge of some or all of our obligations under the indenture. If we deposit with the trustee cash in U.S. dollars or noncallable U.S. governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent accountants, to make payments on any series of Notes on the dates those payments are due and payable, then, at our option, either of the following will occur:

(a)	we will be discharged from our obligations with respect to the outstanding Notes of such series (“legal defeasance”); or

(b)
we will no longer have any obligation to comply with certain covenants under the indenture with respect to such series, and the related events of default will no longer apply to us (“covenant defeasance”).

If we exercise our legal defeasance or covenant defeasance option with respect to a series of Notes, the holders of such defeased Notes will not be entitled to the benefits of the indenture under which such Notes were issued, except for our obligation to register the transfer or exchange of such Notes, replace stolen, lost or mutilated Notes or maintain paying agencies and hold moneys for payment in trust as described above. In the case of covenant defeasance, our obligation to pay principal, premium and interest on such Notes will also survive. We will be required to deliver to the trustee an opinion of counsel that the deposit of funds described above and related defeasance would not cause the holders of such Notes to recognize income, gain or loss for U.S. federal income tax purposes and that the holders of such Notes will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. If we elect to exercise our legal defeasance option, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service (“IRS”) or a change in law to that effect.
Book-Entry, Delivery and Form
Except as set forth below, the New Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The New Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC)), which may change from time to time.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised the Company that, pursuant to procedures established by it, ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).
All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the Global Notes will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, premium on, if any, interest and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the persons in whose names the New Notes, including the Global Notes, are registered as the owners of the New Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

(a)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(b)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the New Notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
DTC has advised the Company that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the New Notes, DTC reserves the right to exchange the Global Notes for New Notes in certificated form, and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes if:

(a)
DTC (i) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (ii) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 90 days;

(b)	the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(c)	there has occurred and is continuing a default or event of default with respect to the New Notes.
In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same Day Settlement and Payment
The Company will make payments in respect of the New Notes represented by the Global Notes, including principal, premium, if any, interest and additional interest, if any, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, premium, if any, interest and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The New Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such New Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of the material U.S. federal income tax consequences of the exchange of New Notes for Outstanding Notes. This discussion is based upon the Code, the U.S. Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The following relates only to New Notes that are acquired in this offering in exchange for Outstanding Notes originally acquired at their initial offering for an amount of cash equal to their issue price. Unless otherwise indicated, this summary addresses only the U.S. federal income tax consequences relevant to investors who hold the Outstanding Notes and the New Notes as “capital assets” within the meaning of Section 1221 of the Code.
This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s individual circumstances or to holders subject to special rules under U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, entities and arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, and persons holding New Notes as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment. The discussion does not address any foreign, state, local or non-income tax consequences of the exchange of New Notes for Outstanding Notes.
This discussion is for general purposes only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder. Holders are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under U.S. federal estate or gift tax laws, as well as foreign, state, or local laws and tax treaties, and the possible effects of changes in tax laws.
U.S. Federal Income Tax Consequences of the Exchange Offer to Holders of Outstanding Notes
The exchange of New Notes for Outstanding Notes pursuant to the exchange offer will not be a taxable transaction for U.S. federal income tax purposes. Holders of Outstanding Notes will not realize any taxable gain or loss as a result of such exchange and will have the same adjusted issue price, tax basis, and holding period in the New Notes as they had in the Outstanding Notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of the New Notes will be the same as those applicable to the Outstanding Notes.

PLAN OF DISTRIBUTION
Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.
We will not receive any proceeds from any sale of New Notes by brokers-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
Certain legal matters with respect to the issuance and sale of the New Notes being offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

$550,000,000

EXCHANGE OFFER

New $250,000,000 3.800% Senior Notes due 2024          for         $250,000,000 3.800% Senior Notes due 2024
New $300,000,000 4.900% Senior Notes due 2044          for         $300,000,000 4.900% Senior Notes due 2044

           , 2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20: Indemnification of Directors and Officers.
Article Eight of the Registrant’s Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.
Section 145 of the Delaware General Corporation Law permits indemnification of directors, officers, employees and agents in certain circumstances and subject to certain limitations. The indemnification provisions of Section 145 of the Delaware General Corporation Law are generally reflected in Section 6.01 of the Registrant’s By-laws, which provides that the Registrant shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in the event of any action, suit or proceeding initiated by and in the name of (or by and in the name of a nominee or agent for) a person who would otherwise be entitled to indemnification under the By-laws, such person shall be entitled to indemnification thereunder only in the event such action, suit or proceeding was initiated on the authorization of the Registrant’s board of directors. This right of indemnity is not exclusive and the Registrant may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as its board of directors may approve. The Registrant has entered into separate indemnification agreements with its directors and officers. Moreover, any future agreement for indemnification of any director, officer, employee or other person may provide indemnification rights that are broader or otherwise different from those set forth in the By-laws.
Section 6.02 of the By-laws states that the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability pursuant to the By-laws. To this end, the directors and officers of the Registrant are covered by one or more insurance policies under which they are insured, within certain limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.
Item 21. Exhibits and Financial Statements
The attached Exhibit Index is incorporated by reference.
Item 22. Undertakings.
The undersigned Registrant hereby undertakes:

II-1

(1)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(3)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-2

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 20, 2015.

TIFFANY & CO.

By:	/s/ Michael J. Kowalski
Michael J. Kowalski
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Tiffany & Co., a Delaware corporation, do hereby constitute and appoint Michael J. Kowalski, Frederic Cumenal, Ralph Nicoletti and Leigh M. Harlan and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the U.S. Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Michael J. Kowalski	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) (Director)	March 20, 2015
Michael J. Kowalski
/s/ Ralph Nicoletti	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 20, 2015
Ralph Nicoletti
/s/ Frederic Cumenal	President (Director)	March 20, 2015
Frederic Cumenal
/s/ John S. Barresi	Vice President and Controller (Principal Accounting Officer)	March 20, 2015
John S. Barresi
/s/ Rose Marie Bravo	Director	March 20, 2015
Rose Marie Bravo
/s/ Gary E. Costley	Director	March 20, 2015
Gary E. Costley
/s/ Lawrence K. Fish	Director	March 20, 2015
Lawrence K. Fish

S-1

/s/ Abby F. Kohnstamm	Director	March 20, 2015
Abby F. Kohnstamm
/s/ Charles K. Marquis	Director	March 20, 2015
Charles K. Marquis
/s/ Peter W. May	Director	March 20, 2015
Peter W. May
/s/ William A Shutzer	Director	March 20, 2015
William A. Shutzer
/s/ Robert S. Singer	Director	March 20, 2015
Robert S. Singer

S-2

EXHIBIT INDEX
The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Description of Document
3.1*
Restated Certificate of Incorporation of Registrant. Incorporated by reference from Exhibit 3.1 to Registrant’s Report on Form 8-K dated May 16, 1996, as amended by the Certificate of Amendment of Certificate of Incorporation dated May 20, 1999. Incorporated by reference from Exhibit 3.1 filed with Registrant’s Report on Form 10-Q for the Fiscal Quarter ended July 31, 1999.

3.1a*
Amendment to Certificate of Incorporation of Registrant dated May 18, 2000. Incorporated by reference from Exhibit 3.1b to Registrant’s Annual Report on Form 10-K for the Fiscal Year ended January 31, 2001.

3.2*	Restated By-Laws of Registrant, as last amended March 20, 2014. Incorporated by reference from Exhibit 3.2 to Registrant’s Report on Form 8-K dated March 21, 2014.
4.1*
Indenture, dated September 25, 2014, among Tiffany & Co., as issuer, and The Bank of New York Mellon Trust Company, as trustee. Incorporated by reference from Exhibit 4.5 to Registrant’s Report on Form 8-K dated September 26, 2014.

4.2*
Supplemental Indenture No. 1, dated September 25, 2014, among Tiffany & Co., as issuer, certain subsidiaries of Tiffany & Co., as guarantors thereto, and The Bank of New York Mellon Trust Company, as trustee. Incorporated by reference from Exhibit 4.6 to Registrant’s Report on Form 8-K dated September 26, 2014.

4.3*
Supplemental Indenture No. 2, dated September 25, 2014, among Tiffany & Co., as issuer, certain subsidiaries of Tiffany & Co., as guarantors thereto, and The Bank of New York Mellon Trust Company, as trustee. Incorporated by reference from Exhibit 4.7 to Registrant’s Report on Form 8-K dated September 26, 2014.

4.4*
Registration Rights Agreement, dated September 25, 2014, among Tiffany & Co., certain subsidiaries of Tiffany & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. Incorporated by reference from Exhibit 4.8 to Registrant’s Report on Form 8-K dated September 26, 2014.

4.5*	Upon the request of the SEC, Registrant will furnish a copy of all instruments defining the rights of holders of all other long-term debt of Registrant.
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
12.1	Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company.

99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	IRS Form W-9.
* Incorporated herein by reference.